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                                                                   EXHIBIT 10.31



                 FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (the "Amendment") is entered into effective as of December 31, 1999 by PRECISION RESPONSE CORPORATION (as "Borrower"), and BANK OF AMERICA, N.A., d/b/a NATIONSBANK, N.A., successor to NATIONSBANK, N.A., as a Bank and as an Agent under that certain Credit Agreement dated March 2, 1998 ("NationsBank").

                              W I T N E S S E T H:

         WHEREAS, that certain Revolving Credit Agreement (the "Credit Agreement") was executed as of March 2, 1998 by Borrower and NationsBank; and

         WHEREAS, the Credit Agreement was modified by First Amendment dated as of June 30, 1998 and by Second Amendment dated as of September 30, 1998; and by Third Amendment dated as of June 30, 1999 and

         WHEREAS, the parties desire to further modify the Credit Agreement as set forth herein.

         NOW THEREFORE, for good and valuable considerations, the receipt of which is hereby acknowledged, the parties do hereby modify the Credit Agreement as follows:

         1.       COMMITMENT AMOUNT.

                  (a) The Amount of Commitment by NationsBank is hereby increased to Thirty Five Million and No/100 Dollars ($35,000,000.00) for the period of time between the date of this Amendment and February 29, 2000, subject to compliance by Borrower with all terms and conditions of the Credit Agreement and subject to the Borrowing Base limitations as to available advances under the Loan.

                  (b) Subject to satisfactory completion of the audit referenced in paragraph 1(c) below , the Amount of Commitment by NationsBank will be increased to Fifty Million and No/100 Dollars ($50,000,000.00) for the period of time between March 1, 2000 and June 30, 2000, subject to compliance by Borrower with all terms and conditions of the Credit Agreement and subject to the Borrowing Base limitations as to available advances under the Loan. Effective as of July 1, 2000, the Amount of Commitment by NationsBank shall revert to Twenty-Five Million and No/100 Dollars ($25,000,000.00).

                  (c) NationsBank shall conduct an audit of the Borrower's books and records and business operations within forty-five (45) days from the date of this Amendment. The increase of the Commitment to Fifty Million and No/100 Dollars ($50,000,000.00) for the period of time between March 1, 2000 and June 30, 2000 is contingent upon NationsBank being satisfied with the results of the audit in the sole discretion NationsBank. In the event that the audit is not completed by March 1, 2000, or if NationsBank is not satisfied with the results of



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the audit, the Amount of Commitment by NationsBank shall revert to Twenty-Five
Million and No/100 Dollars ($25,000,000.00) as of March 1, 2000.

         2.       DEFINITIONS.

                  (a) The definition of "Commitment Fee Rate" in Section 1.01 is hereby modified in its entirety to read as follows:

                                    "COMMITMENT FEE RATE" means the percent per
                  annum set forth below, which shall be based as specified below upon the ratio of Funded Debt as of the last day of the fiscal quarter of the Borrower most recently ended to EBITDA for the Four-Quarter Period most recently ended:

                           Ratio of Funded Debt
                           to EBITDA                                            Commitment Fee Rate
                           --------------------                                 -------------------
                           (i)      Less than or equal to 1.00 to 1.0                   .25%

                           (ii)     Greater than 1.00 to 1.0                            .375%

                                    The Commitment Fee Rate shall be established
                  for each fiscal quarter of the Borrower based upon the foregoing ratio at the end of the immediately preceding fiscal quarter of the Borrower (the "Determination Date"). Each such ratio shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to ss.7.01(a), subject to review and approval of such computations by the Agent. If the Borrower shall fail to deliver any such certificate within the time period required by ss.7.01(a) with respect to a particular quarter, the Commitment Fee Rate for such quarter shall be .375% per annum. Nothing herein shall be construed to permit the Borrower to permit the ratio of Funded Debt to EBITDA to exceed 2.50 to
                  1.0 or to bar the Agent and the Banks from treating its doing so as an Event of Default or charging interest at the Post-Default Rate as provided in ss. 2.05(b) hereof.

         3. The definition of "Credit Termination Date" in Section 1.01 is hereby modified in its entirety to read as follows:

                           "CREDIT TERMINATION DATE" means the earlier of (i) June 30, 2001 and (ii) the date of termination in whole of the Banks' Commitments pursuant to ss.8.02.



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         4. NEGATIVE COVENANTS. Section 6.04 is hereby modified in its entirety to read as follows:

                           6.04 CAPITAL EXPENDITURES. Make or become committed
                  to make Capital Expenditures which exceed in the aggregate (on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent period) Forty Million Dollars ($40,000,000) in any Fiscal Year.

         5. FACILITY FEE. Borrower shall pay to NationsBank the amount of Two Hundred Thousand Dollars ($200,000.00) as a fee for the Credit Agreement modification, to be paid upon the closing of this Amendment.

         6. ADDITIONAL FEE. Borrower agrees to pay to Bank an additional fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) on July 1, 2000, in the event that USA Networks, Inc. has not completed its acquisition of Borrower by June 30, 2000.

         7. REAFFIRMATION. Except as expressly modified herein, the Credit Agreement, as previously amended, is hereby reaffirmed in its entirety.

                                       PRECISION  RESPONSE  CORPORATION,
                                       AS THE BORROWER

                                       By: /s/  JOSEPH E. GILLIS
                                          --------------------------------------
                                       Name:  JOSEPH E. GILLIS
                                       Title: VP & TREASURER

                                       BANK OF AMERICA, N.A., D/B/A
                                       NATIONSBANK, N.A., SUCCESSOR TO
                                       NATIONSBANK, N.A., AS AGENT AND AS A BANK
                                       UNDER THE CREDIT AGREEMENT

                                       By: /s/  GUILLERMO G. CASTILLO
                                           -------------------------------------
                                       Name:  GUILLERMO G. CASTILLO
                                       Title: SENIOR VICE PRESIDENT



























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